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                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of July 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation; The Union Central Life Insurance Company, an Ohio life insurance company; and Ameritas Investment Corp. (formerly, Carillon Investments, Inc.), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    UCL Mutual Fund Separate Account Nos. 27 & 28

-    Carillon Account

-    Carillon Life Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

- ESP ("Employee Savings Plan") Allocated Group Annuity Policy Policy Form Nos. UC64347 and UC64342

-    Union Central Variable Annuity I - Contract No. UC8134

-    Union Central Variable Annuity II - Contract No. UC8137

-    Union Central Variable Annuity II SA - Contract No. UC8137

-    Union Central Variable Annuity III - Contract No. 8138

-    Union Central Excel Accumulator Variable Universal Life - Contract No. 8707

-    Union Central Excel Choice Variable Universal Life - Contract No. 8703

-    Union Central Executive Edge Variable Universal Life - Contract No. 8703



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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: November 5, 2007


                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ P. Michelle Grace           By: /s/ Carolyn Gibbs
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Carolyn Gibbs
Title: Assistant Secretary              Title: Assistant Vice President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: John S. Cooper
Title: Assistant Secretary              Title: Executive Vice President


                                        THE UNION CENTRAL LIFE INSURANCE COMPANY


Attest: /s/ Anne S. Livingston          By: /s/  Angelo de Jesus
        -----------------------------       ------------------------------------
Name: Anne S. Livingston                Name: Angelo de Jesus
Title: Relationship Manager,            Title: 2nd Vice President
       Investment Products


                                        AMERITAS INVESTMENT CORP. (FORMERLY,
                                        CARILLON INVESTMENTS, INC.)


Attest: /s/ Kelly J. Spilker            By: /s/ Cheryl L. Heilman
        -----------------------------       ------------------------------------
Name: Kelly J. Spilker                  Name: Cheryl L. Heilman
Title: Administrative Specialist        Title: Vice President & COO